Annual Report

Cover Page

Name of issuer:

Proof of Concept, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: NY

Date of organization: 4/22/2011

Physical address of issuer:

67 35th St.
C405
Brooklyn NY 11232

Website of issuer:

http://barrowsintense.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$211,610.00	$88,228.00
Cash & Cash Equivalents:	$2,949.00	$5,857.00
Accounts Receivable:	$100,540.00	$45,979.00
Short-term Debt:	$284,631.00	$201,320.00
Long-term Debt:	$90,000.00	$70,000.00
Revenues/Sales:	$682,021.00	$540,097.00
Cost of Goods Sold:	$243,096.00	$175,898.00
Taxes Paid:	$0.00	$0.00
Net Income:	($254,105.00)	($142,386.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Proof of Concept, LLC

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☑ Yes ☐ No

Reason for failure to comply:

The issuer failed to filed a 2016 annual report.

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Joshua E Morton	President	2011

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Joshua E. Morton	Class A Common Units	89.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The founder still has part time management responsibilities for his previous computer consulting company(JEM CONSULTING). While he is currently in the process of winding down JEM Consulting and expects to transition the remainder of its clients to other consultant partners over the next year, there will be some distraction from Barrows Intense operations.

Serralles USA is our national distribution partner. If a disruption within the organization affected our distribution footprint. i.e., key personnel or financial issues, it would negatively impact our sales.

Potential mergers, consolidation or major supplier realignments

A directly competitive product introduced by a major spirits supplier

Major disruption to ginger supply due to global crisis or weather event

Ownership and Capital Structure

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Units (Class C)	500,000	301,688	No
Common Units (Founders)	4,000,000	4,000,000	Yes
Preferred Units (Series A)	500,000	146,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Maxwell Morton
Issue date	11/29/17
Amount	$90,000.00
Outstanding principal plus interest	$90,000.00 as of 04/19/18
Interest rate	2.14% per annum
Maturity date	07/01/23
Current with payments	Yes

Private Loan of $70,000 at 2.75% with maturity date 7/1/2023

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
11/2016	Section 4(a)(2)	Preferred stock	$146,000	General operations
12/2016	Regulation Crowdfunding	Priced Round	$301,688	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

- [x] Yes
- [ ] No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Barrow's Intense is made with only 4 ingredients: fresh ginger, water, sugar and neutral cane spirit. No chemicals, no preservatives, no heat and not filtered, meaning what you get is unadulterated ginger flavor. That ginger kick has won us Best in Class at the SIP Awards, 4 Stars from Bev X and an A+ rating from Good Spirit News.
Barrow's Intense started out in a kitchen, made in small batches just for friends. Today our partnership with Seralles USA makes us the only nationally-distributed craft ginger liqueur on the market. Barrow's Intense wants to be the Sam Adams of craft spirits: a staple on every bartenders' shelf and a go-to ingredient for any home.

Milestones

Proof of Concept, LLC was incorporated in the State of New York in April 2011.

Since then, we have:

- Only nationally distributed American made craft ginger liqueur
- More than 200 lbs. of fresh ginger in every batch
- Distributing in 35 states plus Washington, DC
- Platinum Best in Class SIP, 94 Points Tasting Panel, Gold Medal Craft Spirit Awards
- 66% gross margins
- 80% growth year over year
- Kosher, Vegan & Gluten Free

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $682,021 compared to the year ended December 31, 2016, when the Company had revenues of $539,982. Our gross margin was 64.35% in fiscal year 2017, compared to 67.43% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $211,610, including $2,949 in cash. As of December 31, 2016, the Company had $321,931 in total assets, including $227,060 in cash.
- *Net Income.* The Company has had net losses of $254,105 and net losses of $173,512 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $374,631 for the fiscal year ended December 31, 2017 and $297,947 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $90,000 in debt and $447,688 in equity.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Proof of Concept, LLC cash in hand is $53,218.79, as of April 2018. Over the last three months, revenues have averaged $51,000/month, cost of goods sold has averaged $11,500/month, and operational expenses have averaged $47,800/month, for an average burn rate of $8,300 per month. Our intent is to be profitable in 9 months.

We are moving into a new space and building out a tasting room. We have also made some personnel changes and are cutting fdsexpenses to get to break even.

We expect revenues to increase 5-15% over the next 3-6 months with expenses staying flat. The addition of our tasting room will provide for additional revenue and marketing exposure going forward.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://barrowsintense.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix C: Financial Statements

- Financials 1
- Financials 2

Appendix D: Director & Officer Work History

- Joshua E Morton

Appendix E: Supporting Documents



BARROW'S INTENSE

Award-winning ginger liqueur handmade in Brooklyn

$301,688 raised from **556** investors

Successfully Funded on Dec 10 2016

> *Barrow's Intense is made with only 4 ingredients: fresh ginger, water, sugar and neutral cane spirit. No chemicals, no preservatives, no heat and not filtered, meaning what you get is unadulterated ginger flavor. That ginger kick has won us Best in Class at the SIP Awards, 4 Stars from Bev X and an A+ rating from Good Spirit News.*

Josh Morton
CEO, BARROW'S INTENSE

OUR AMBITION

Barrow's Intense started out in a kitchen, made in small batches just for friends. Today our partnership with Seralles USA makes us the only nationally-distributed craft ginger liqueur on the market. Barrow's Intense wants to be the Sam Adams of craft spirits: a staple on every bartenders' shelf and a go-to ingredient for any home.

KEY FACTS

- Only nationally distributed American made craft ginger liqueur
- More than 200 lbs. of fresh ginger in every batch
- Distributing in 35 states plus Washington, DC
- Platinum Best in Class SIP, 94 Points Tasting Panel, Gold Medal Craft Spirit Awards
- 66% gross margins
- 80% growth year over year
- Kosher, Vegan & Gluten Free

DOCUMENTS

Barrows_Intense_Pitch_Deck.pdf

barrowsintense.com *from Brooklyn NY* FOOD ALCOHOL DISTILLERY

Why I Like Barrow's Intense

Every investor has a way of analyzing opportunity. For me, the idea must resonate deep inside my gut, which is exactly what Barrow's Intense does, quite literally. Josh is the sherpa who knows how to use every ounce of gumption and grit, not to mention super size smarts and creativity, to elevate his idea and then ultimately raise it to some goal post whereby everyone wished they had invested more. I bet on Josh Morton because he is a founder who meets my investment criteria and who actually gives a damn about every person in the equation, which is a rare find. Both Josh and his product Barrow's Intense are thoroughly original, unique and full of integrity.



Julie Smith

TEAM CAPTAIN, RECESS VENTURES

Barrow's Intense checks all the right boxes: meticulously handcrafted, superb packaging, perfect positioning and unrivaled taste. I didn't know such a flavor existed. Who knew that such an INTENSELY good product could be derived from the most common of ingredients? Of course, the rest of us could attempt to replicate Barrow's a thousand times with a thousand methods and still not come close to achieving what Josh Morton has here. The "secret sauce" as it were, is Josh himself.

Ariel Schlein

President, Dutch Spirits

Newer names like St-Germain, Barrow's Intense ginger liqueur and RumChata cream liqueur have helped expand the mixologist's cocktail toolbox and open up a world of new drinks options with a nod to the classics.

Market Watch

Nov 2015

If Domaine de Canton has a kiss of ginger flavor, Barrow's Intense is a punch to the mouth…A shot of Barrow's Intense Ginger will certainly clear out your sinuses, but will also absolutely leave you craving more.

Paste Magazine

Feb 2015

"A fixture of the well at The Way Back, 'the new bartender's ketchup.'"

Chad Michael George

President, USBG Colorado/Bar Owner

Produced in super-small batches, Barrow's Ginger Liqueur is made from unpeeled fresh ginger, hand-turned, chopped and soaked in neutral cane spirit, then strained unfiltered. The result of this artisinal effort is an unadulterated intensely ginger flavor that's unlike anything else in the ginger category.

Tasting Panel Magazine

Oct 2015

With an artisanal approach and a flavor you can't find elsewhere in the market, this handmade ginger juice has already carved a serious niche in the specialty liqueur class. Its adaptability and "plays well with others" profile is making it a favorite among bartenders across the country.

Tasting Panel Magazine

Jul 2015

Now [Barrow's Intense] is our new favorite liqueur. Here's why: it's handcrafted, containing only four ingredients: ginger, sugar, cane spirit and filtered water, it smells intoxicating, and it tastes like straight-up, in-your-face fresh ginger. Intense is a befitting name. The flavor is all ginger, all day, yet it's perfectly balanced with just enough sweetness.

Food Loves Beer Magazine

Aug 2014

"Barrow's Intense is absolutely a great liqueur – the fact that literally overnight I could put together five cocktails featuring it, not one being a mule, speaks to its versatility."

Alex Haskell

Owner, Iron Station, NY

Bloomberg

Six Refreshing Whiskey Cocktails That Are Perfect for Summer

It might feel like summer's almost over, but there are plenty more of these long, muggy days ahead. One of the best ways to actually enjoy them is with whiskey, shaken up into refreshing summer-appropriate cocktails, of course.

April 5, 2016 @ bloomberg.com

MEN'S JOURNAL

Best Drinks From the 2013 Manhattan Cocktail Classic - The New Frontier.

This recipe, from Warren Bobrow's forthcoming book, ' Apothecary Cocktails,' is built for summer - at a barbecue or simply for a hot day spent on the porch. Ingredients * 1 oz Half Moon Orchard Gin * 2 oz Barrow's Intense Ginger Liqueur * 2 oz Poland Spring

April 5, 2016 @ edit.mensjournal.com

Distilzine

A la decouverte de Barrow's Intense Ginger Liqueur

Quand on evoque une liqueur au gingembre, on pense sans doute spontanement a Domaine de Canton. Mais est-ce la seule ? En effet, une alternative particulierement interessante existe du cote de Greenwood a Brooklyn (NY), et j'ai eu le plaisir de

February 8, 2016 @ distilzine.fr

Inc.

4 Secrets to Creating a Brand From Scratch

When Eve Alintuck and Josh Morton met at age 9 in Wellesley, Mass., the two friends couldn't have known that 35 years later, they'd launch Barrow's Intense, a ginger-flavored liquor brand that would get national distribution.

January 21, 2016 @ inc.com

dallasnews.com
The Dallas Morning News

New York vs. Hawaii: A tale of two food festivals

Around the corner at the spirits portion of the event, Josh Morton and Eve Alintuck were serving samples of Barrow's Intense, a homemade ginger liqueur distilled in Brooklyn.

December 4, 2015 @ dallasnews.com

INFLUENCE

INFLUENCE Magazine - Fall 2015

Barrow's Intense is a delicious new way to make craft cocktails. With more than 200 pounds of fresh ginger in every batch and no artificial anything, this liqueur is the perfect gift for people who love to create cocktails at home, cook, bake, or just give a

November 30, 2015 @ issuu.com

MARKET WATCH

Liqueur Mixology Is A Balancing Act

As today's drinker is increasingly exposed to historic cocktail recipes, an appreciation of storied and artisanal liqueurs is a natural progression. Indeed, most traditional tipples call for at least one liqueur, and sometimes a liqueur can even fill the role of

November 12, 2015 @ marketwatchmag.com

TORONTO SUN .com

Eat up at New York City's Wine and Food Festival

Around the corner at the spirits portion of the event, Josh Morton and Eve Alintuck were serving up samples of Barrow's Intense, a homemade ginger liqueur distilled in Brooklyn. "Josh and I became friends when we were in elementary school because we

October 25, 2015 @ torontosun.com

THE TASTING PANEL

The Tasting Panel Magazine - October 2015

Produced in super-small batches, Barrow's Ginger Liqueur is made from unpeeled fresh ginger, hand-turned, chopped and soaked in neutral cane spirit, then strained unfiltered in in a sugar-water tank for a week. The result of this artisinal effort is an

October 1, 2015 @ digital.copcomm.com

The Tasting Panel magazine - July 2015

Barrow's Intense founder Joshua Morton and co-owner Eve Alintuck didn't set out with visions of revolutionizing the spirit industry's ginger category. But they may have just done it.
July 5, 2015 @ digital.copcomm.com

Blended Scotch Makes for a Bonnie Lass at Adrift Tiki Bar

Bonnie Lass at Adrift Tiki Bar Every bartender has a go-to drink - the drink they order when they get off work and slide into the solace of the quiet corner of a darkened bar somewhere. They wouldn't think of burdening their bartender with a high-
June 9, 2015 @ westword.com

An Intense Tour at Barrow's Ginger Liqueur

The fish tank at Barrow's Intense Ginger Liqueur distillery contains two metaphors. The first is a Red Pacu fish named Red. "He was originally 1-inch long, but is not tank-constrained, so he'll keep growing as much as you feed him.
June 4, 2015 @ beveragedynamics.com

9 Perfect Summer Cocktail Recipes- Gear Patrol

Summer Booze Makes Me Feel Fine It's finally here: margarita weather. After a seemingly endless season of stouts and burlier spirits - bourbon, Scotch, and so on - your drinking habits can take after your attitude, and lighten up. However, let's not
April 10, 2015 @ gearpatrol.com

Ginger Liqueur Is So Hot Right Now. And Intense.

If Domaine de Canton has a kiss of ginger flavor, Barrow's Intense is a punch to the mouth. Ginger is not a new or innovative ingredient for anyone that regularly dines at restaurants better than fast food chains. I
February 5, 2015 @ pastemagazine.com

5 National Margarita Day Recipes To Serve, Sip, And Savor

Photo courtesy of Tequila Herradura Ingredients: 2 oz Herradura Silver ¾ oz Lime juice 3 slices of scotch bonnet pepper 3 cubic inches of mango diced ½ oz mango jam Directions: Crush mango and chili slices in the base of a shaker with a muddler.
February 1, 2015 @ westchestermagazine.com

Winter Retreat Cocktail with Flag Hill Spiced Rum

Starting with a high-quality molasses, Flag Hill Spiced Rum is fermented and distilled at Flag Hill Winery and Distillery in Lee. It's given a taste of sweetness with New Hampshire maple syrup before macerating in hand-sliced Tahitian vanilla beans,
January 1, 2015 @ nhmagazine.com

The 12 bottles of Christmas

Gift-worthy bottles of liquor and wine deserving of a spot under your Christmas tree.
December 20, 2014 @ marketwatch.com

Gifts for food lovers - Photos - Holiday gift guide 2014: Gifts for food lovers

Barrow's Intense Ginger Liqueur, $34.99 for 750 ml at barrowsintense.com.
December 1, 2014 @ nydailynews.com

Six Fall Liqueurs for Better Fall Cocktails * Gear Patrol

If you haven't heard, pumpkins have peaked. Sure, the naysayers are as of yet a minority - count John Oliver and our own Chris Wright among them - but ask yourself: where can pumpkins go from here? Beyond pumpkin spice beers and
November 26, 2014 @ gearpatrol.com

A Rum Executive's Weight and Interval Workouts

John Eason started lifting weights almost four decades ago, when he first visited a gym at age 12. In college, he played football and trained as a bodybuilder before deciding he wouldn't make it at a competitive level. At the age of 51, he says his
August 25, 2014 @ wsj.com

FOOD LOVES BEER

Intensely Loaded Beer Cocktail Recipe

Like a Michelada, only more intense!
August 1, 2014 @ foodlovesbeermagazine.com

the village VOICE

Barrow's Intense Ginger Liqueur Spices Up the Glass

Ginger liqueur adds elegance and versatility to a bar, and for years, that meant a bottle of Domaine de Canton. But thanks to Josh Morton, Brooklyn now has its very own all-natural variety of the spirit: Barrow's Intense Ginger Liqueur. Barrow's is a
November 19, 2013 @ villagevoice.com

No One Does Ginger Like Us

We use 200 Lbs of ginger in every single batch. That unadulterated ginger flavor is what landed us a partnership with Serralles USA, making us the only nationally distributed craft ginger liqueur on the market.







The Competition is Weak

Barrow's Intense uses a neutral cane base, so the flavor is pure ginger. Unlike our main competitors, Barrow's Intense can be combined with all spirits, increasing application and usage. We are the only nationally distributed craft ginger liqueur.


King's Ginger

Competition: King's Ginger

- Distilled ginger flavored whiskey
- Limited mix-ability due to whiskey base
- Strong alcohol taste


INTENSE

Us: Barrow's Intense

- 200 lbs of ginger in every batch
- Mixes with all base spirits and drinks straight
- Bottle designed for bartender use and reuse


DOMAINE
CANTON

Competition: Domain de Canton

- Weak ginger flavor
- Cognac base doesn't mix with all liquors
- Bottle not bartender-friendly

"Barrow's Intense is absolutely a great liqueur—the fact that literally overnight I could put together five cocktails featuring it speaks to its versatility."

— Alex Haskell, Owner, Iron Station, NY



Highball

- Dark & Stormy
- Pimm's Cup
- El Diablo
- Long Island
- Salty Dog



Lowball

- Ginger & Bourbon
- Gold Rush
- Negroni
- Pearl Harbor
- Sazerac



Cocktail

- Cosmopolitan
- Daiquiri
- Bee's Knees
- Gimlet
- Jack Rose

"One of the biggest, baddest, boldest flavors around: Barrow's Intense Ginger Liqueur."

— Tasting Panel Magazine

Growth in Two Years

We've grown 80% annually for the past two years. And thanks to our distribution partnership with Seralles USA, we have access to top spirits distributors in North America, representing more than 10,000 sales associates and a direct sales force of 24.



Bottles Sold in 2015 (750mL): 28,764
2015 Revenue: $540,097
$600K
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Annual Revenue
Bottles Sold/ Year

35
states currently selling

1100
bars and restaurants

66%
gross margins

Help Us Dominate the Rest of the Country

Barrow's Intense started by dominating the New York City market, where our ginger liqueur now sits in 217 bars and restaurants. With our new partnership with Benihana, we're on track to expand to 39 states by the end of this year.


WA
OR
ND
MN
SD
WI
MI
ME
NH
NY
PA
NJ
MD
OH
IL
IN
NE
NV
CA
CO
KS
MO
KY
TN
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GA
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Currently Shipping in 35 States
Four More by 2016

Are you intense?

June 16th, 2016

Investing in a startup is Intense. Up until now only the very wealthy could partake. We're thrilled we can now have the people who helped us grow our company share in our success. You've seen all our accolades and the strong market penetration we've achieved in three short years. Just imagine what we can do moving forward with your help.

For us it's pretty simple:
We believe Barrow's Intense is a superior product the industry has been waiting for.
We believe we have a cohesive, kick-ass team.
We believe we will become a staple of the spirits world.
We believe the only missing ingredient to achieve this is the capital to make it happen.

If you believe, join us and become part of Barrow's Intense.



Josh & Eve

Meet the Founders



Josh Morton

CEO

The creator of Barrow's Intense, Josh brings more than two decades of entrepreneurial expertise that has allowed Barrow's Intense to take root and grow with no outside investment to date.



Eve Alintuck

Vice President

A communications professional with 20+ years experience building brands and managing messaging, media relations, new product launches and major events.

AND THE REST OF THE TEAM



Danielle Hengge

Manager of Intensity



Roberto Serralles

Advisor



David Pickerell

Advisor



Jeffery McInnis

Advisor



Lindsey Johnson

Advisor



Mauro Pennella

Advisor



Julie Smith

Advisor

Raised $537,688 From 556+ Investors

Larry Berman
Investor in various corporations and partnerships.

Zac Hill

Sumant Chhunchha
Software Developer exploring investment options for long term

Henry Henderson
aerospace electrician

John Eason
I'm COO/EVP Serralles USA, Founder Luchador Margarita Mix and RTD

Piper Planes Kelly Miller

MORE INVESTORS

Interview

– COLLAPSE ALL

WF: What's the process behind a bottle of Barrow's Intense?

BI: Barrow's Intense is made from only four ingredients: fresh ginger, water, sugar, and neutral cane spirit. We use no heat or filtration in the process letting the ground ginger macerate for at least 30 days. What you get out of a bottle of Barrow's Intense is pure, unadulterated ginger flavor.

WF: How did Barrow's Intense start?

BI: I had been making ginger liqueur for my friends for ten years before turning it into a company. A chef friend showed me the basics of making liqueur and I went from making a standard limoncello to one experimental batch after another. One of those experiments was with ginger—and it was a hit. My friends loved it. And the more ginger I put in it, the more they loved it. Eventually, it turned into a pure ginger expression and that became the base for Barrow's Intense.

WF: Why did you decide to stick ginger specifically?

BI: Ginger just happened—I had some in the house and said, "Guess I'll try that." And when people loved it, I said, :"Well, I need more of it." It was a very organic process.

Usually I would make an experimental batch and do something different every time, but because the feedback from my friends was so overwhelmingly positive about the ginger, I decided to just stick with ginger. I refined the recipe over and over again until it is what it is today.

WF: How did you take the leap from making it for friends to creating a business?

BI: Making Barrow's Intense for my friends and making it as a business is really the same thing for me. I'm having fun making it and sharing it, but now I want everyone in the country to get a taste. The decision to make a go of it as a business began when one of my friends bought every other ginger liqueur she could find on the market, threw a party and did a blind tasting with guests. Everyone chose my liqueur over every other brand that was there. Hands down, it wasn't even a contest. I began to look into doing it for real, and every time I took a step forward I got a positive reaction, so I kept moving forward. Now we're in 35 states, and I have a lot more friends.

WF: Why did you give up a stable job to start something completely new?

BI: I don't do things halfway. One must be fully committed when running a business. I think of my involvement with Barrow's Intense as the difference between being committed and involved. Think of a bacon, egg and cheese sandwich. The chicken that contributed the egg is involved. But the pig? That pig is committed. I'm the Bacon: If I'm doing something it's going to be 100%.

WF: What makes Barrow's Intense so different?

BI: The difference is in how Barrow's Intense tastes. Barrow's Intense is fresh ginger. Unlike other brands on the market, there's no heat in our process, or filtration. Our competitors are either distilled or compounded, and that means they're using extracts, i.e. taking different flavors and blending them. The flavor profile of the ginger is then altered.

Barrow's Intense is smooth, we use neutral cane spirit which compliments the ginger. So when you first smell it, it smells like ginger and not alcohol. My favorite compliment is when someone asks, "There's alcohol in this?" It tells me I'm getting the flavor profile just right.

WF: Who are your customers?

BI: We have a wide range of customers. Some view Barrow's Intense as an old-school limoncello, and they'll drink it straight. But the majority of our consumers are younger, and more cocktail focused. Bartenders love using it in their cocktails. For instance, the number one cocktail bar in the country, Williams & Graham (Tales of the Cocktail 2015 - Best American Cocktail Bar), just put us on their cocktail menu.

WF: Why are bartenders so key to grabbing the market?

BI: Bartenders are key because alcohol and spirits split into two markets: on-premise (bars and restaurants), and off-premise (markets and liquor stores).

The key with on-premise is to get bartenders excited about the product, and then activate that excitement so that when bartenders or beverage managers are creating the cocktail list they choose to use your product.

Having bartenders on-board is key to getting on cocktail menus because that increases the brand recognition that builds off-premise sales. In other words, when customers have a cocktail they enjoy, they want to know the ingredients so they can recreate it at home. Then they look for it in stores for their home bar.

WF: Why do bartenders like Barrow's Intense?

BI: Bartenders like us for a few simple reasons: We're delicious, and our flavor is pure ginger. This means Barrow's Intense works with a myriad of base drinks. Barrow's Intense goes well in a ginger margarita, martini, whiskey, gin or rum cocktail. Our flavor is complementary, not competitive with other flavor profiles. We play well with others.

Ginger is also a very popular flavor profile. Getting ginger flavors on a cocktail menu isn't the hard part. What's challenging is getting in front of the bartenders and keeping Barrow's Intense on their minds when they're developing their cocktail menu.

WF: Who's your biggest competitor? How do you stack up?

BI: Our number one competitor is Domaine de Canton, a French ginger liqueur. They're product is cognac-based, so the flavor profile reflects that along with notes of honey and other flavorings. Barrow's Intense has been and always will be all about the ginger.

Organizationally, as part of a larger conglomeration our competitor has more resources, but being part of a massive organization can diffuse focus. Barrow's Intense is singularly focused.

And it's important to note, whenever we've done a taste comparison against our competitor, Barrow's Intense has never lost. In fact, numerous high-end restaurants and bars in Manhattan and around the country have replaced Domaine de Canton with Barrow's Intense.

WF: How do you defend your market position from new players?

BI: Our national distribution partnership with Serralles USA allows Barrow's Intense to successfully contend with existing and potential players on the market. With their guidance and resources we're now on shelves across the country. Serralles USA also provides a dedicated, national sales team which would have been impossible for us to afford.

Our strongest advantage, however, lies in how the market actually works. Typically a state works with only two major distributors. In most cases, Barrow's Intense is with one distributor and our competition is with another. It's unlikely that a new ginger liqueur hitting the market would even be able to launch, because distributors already have one of the ginger liqueurs in their portfolio, and wouldn't need another. So there's no incentive for an established distributor to bring in another ginger liqueur, as it would risk upsetting the portfolio.

WF: What are your plans to increase brand awareness?

BI: We are building a guerilla marketing team or, as we call them, Team Intense. It's a group of four or five bartenders who act as brand evangelists for Barrow's Intense in each market. They'll be hitting up other bartenders to sample our liqueur in their cocktails. This gives us the direct interaction we need to get folks excited about the product. It also gives us credibility from our own users, and it's more affordable than hiring full-time brand ambassadors.

In addition, we plan to introduce 50ml bottles (minis) of Barrow's Intense. This allows for sampling off-premise through the use of hitchhikers - mini bottles of Barrow's Intense attached to full-size, established brands with recipe cards. Minis are also great for hotels so we can generate additional exposure.

WF: How are you planning to ramp up production for increasing demand?

BI: Our current space can quadruple our current rate of production. And in the liquor industry, demand doesn't curveball; it's not like we're going to be featured in Oprah's book club selling one case one day, and then selling 10,000 cases the next - the liquor space doesn't work like that.

It takes about one month to produce one batch, and we produce a batch every other week. We always keep about two months worth of inventory. And if we're getting low, we can quickly add another batch. We're always able to determine a month out whether or not we need to ramp up production to satisfy growing trends. It's typically a four-month sales cycle, so we will be able to foresee and satisfy demand increase.

WF: What are your margins? How will you increase them?

BI: Right now we're around 65%, and those are spot-on for the liquor industry. When alcohol companies get acquired, they're typically looking at 60–65% margins. With scale, Barrow's has the ability to increase them to 70% by saving on costs of bottling, packaging, and shipping.

WF: Who's on your team?

BI: We're a team of six. Danielle Hengge is our Manager of Intensity and she handles all aspects of production. In addition Danielle works events. Her engaging personality and knowledge of how we make Barrow's Intense makes her an excellent advocate for both trade and consumers.

Assisting with production are Noah Horner and Brandon Hernandez. Their focus and attention to detail ensures that what goes out the door is perfect. Christine Kennedy is our social media manager. When we were a tiny 7-month old self-distributing company we appeared 10 times bigger. Christine's efforts played a critical role in securing our partnership with Serralles USA.

Last but not least is my partner, Eve Alintuck. We are old friends with a deep level of trust. Eve was one of the earliest to encourage me to take my hobby and turn it into a business. As VP of Intensity she effectively manages all aspects of communication and branding, and has been key to our growth.

WF: What makes your team so awesome?

BI: Funny that you use that word. I always say I only work with awesome people, and the Barrow's Intense team is just that. Awesome. They're intense, they're smart, dedicated, caring people, and they kick ass. Our team comes from a variety of backgrounds outside the liquor industry. Given that we're not originally from the world of booze we've been able to bring a fresh perspective to the process. The work is hard and intense on all levels but we love what we do, we are beyond proud of what we produce, and Rule #1 is never stop having fun. Our team has taken Barrow's Intense from a hobby to an award-winning, nationally distributed craft liqueur in three short years.

WF: What are your plans for the fundraise money?

BI: We will start by producing our minis—50ml bottles. These mini bottles are a friendly, low-commitment level way for potential customers to taste our product. Once the ginger hits their tongue, we're confident they'll remember us and look for it on the shelves of their local corner store. This should help build our off-premise business.

The funds will also be used to test Team Intense field marketing in three markets. Team Intense will focus on building our on-premise accounts through menu placements, and awareness within the trade. We will use the feedback we get from this initial testing to further develop our on-premise activation programing.

WF: What's the grand vision for Barrow's Intense?

BI: Barrow's Intense will become a staple in the spirits category.

We want to do for craft liqueur what Sam Adams did for craft beers. Sam Adams spearheaded a movement for craft beer to take over bar taps. And now you can't walk into a bar without having at least a handful of craft options available. The same thing is happening with craft spirits. Barrow's Intense will be that craft liqueur you need on your shelf.

WF: Are you full-time?

I'm am more than full-time for Barrow's Intense (Proof of Concept, LLC). That being said I also still have some part time management responsibilities for my previous computer consulting company (JEM CONSULTING). In general my work for JEM Consulting consists of managing other sub-consultants on existing project.I am currently in the process of winding down JEM Consulting and expect to slowly transition the remainder of my clients fully to other consultant partners over the next year.

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ASK QUESTION

Kevin Thompson Jun 17 2016

What is the basis for the $4 million valuation?



Josh Morton CEO FOUNDER Jun 21 2016

It is based on a trailing 12 month multiple of revenue (approx. 7.5x). If you refer to page 16 (in the appendix) of our presentation. Which is available under the documents after key facts section on this profile page you will see it is on the lower side of historical transactions.

LIKE

Chase Meader Sep 6 2016

Hi Josh, I am interested in investing but am first curious to understand how over-subscriptions will be allocated. In Form C it says over-funded money will be allocated "As determined by the issuer". With your maximum offering 100k shares already reached (Congratulations!), how will you allocate further investment?



Josh Morton CEO FOUNDER Sep 7 2016

We are working hard to expand the allocation to include as many investors as possible. Stay tuned for more info in the coming week!

LIKE



Josh Morton CEO FOUNDER Oct 16 2016

We have increased the allocation to 500K. We have updated our Form C with additional information related to the new limit. Thanks for your support.

LIKE

MORE QUESTIONS


INTENSE

BARROW'S INTENSE

2017 Report

Dear investors,

Thanks, for all your support we couldn't have gotten here without you. 2018 is an exciting year for us with the addition of our new tasting room we are looking forward to additional revenue and marketing opportunities. We have added in our 50mls with your help which provides us with new consumer trial opportunities. Also, we will continue to pursue national accounts and to grow our existing markets. Please help us spread the word.

We need your help!

We need people to know about Barrow's Intense.

Once people taste it, they are fans.

Make sure your local liquor store carries us.

Share it with your friend. Give it as gifts, bring it to parties.

Like our Facebook page, follow us on Instagram and Twitter.

Tell your local restaurants about it. Have them make your favorite Barrow's Intense cocktail and get them to put it on their menu.

If just 10% of our Wefunder investors added one account each it would help us grow by 5%. Image if everyone got involved.

Sincerely,

Josh Morton
CEO

Eve Alintuck
Vice President

Our Mission

Barrow's Intense started out in a kitchen, made in small batches just for friends. Today our partnership with Seralles USA makes us the only nationally-distributed craft ginger liqueur on the market. Barrow's Intense wants to be the Sam Adams of craft spirits: a staple on every bartenders' shelf and a go-to ingredient for any home.

See our full profile

How did we do this year?

Report Card

B+

The Good

- Revenue Growth at
- Strong reorders from active accounts
- 17% overall YoY depletion growth, 24% growth for On-premise.

The Bad

Negative performance off-premise in some markets

Weak 4th quarter (but strong Q1 of 2018)

50mls were delayed and did not get rolled out in 2017.

2017 At a Glance

January 1 to December 31


$$$$

$682,021 +26%
Revenue



-$254,105
Net Loss


IOU!

$284,631 +41%
Short Term Debt



$90,000
Raised in 2017



$60,428
Cash on Hand
As of 04/25/18



Months of Runway
As of 04/25/18

INCOME | BALANCE | NARRATIVE

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Barrow's Intense is made with only 4 ingredients: fresh ginger, water, sugar and neutral cane spirit. No chemicals, no preservatives, no heat and not filtered, meaning what you get is unadulterated ginger flavor. That ginger kick has won us Best in Class at the SIP Awards, 4 Stars from Bev X and an A+ rating from Good Spirit News.
Barrow's Intense started out in a kitchen, made in small batches just for friends. Today our partnership with Seralles USA makes us the only nationally-distributed craft ginger liqueur on the market. Barrow's Intense wants to be the Sam Adams of craft spirits: a staple on every bartenders' shelf and a go-to ingredient for any home.

Milestones

Proof of Concept, LLC was incorporated in the State of New York in April 2011.

Since then, we have:

- Only nationally distributed American made craft ginger liqueur
- More than 200 lbs. of fresh ginger in every batch
- Distributing in 35 states plus Washington, DC
- Platinum Best in Class SIP, 94 Points Tasting Panel, Gold Medal Craft Spirit Awards
- 66% gross margins
- 80% growth year over year
- Kosher, Vegan & Gluten Free

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $682,021 compared to the year ended December 31, 2016, when the Company had revenues of $539,982. Our gross margin was 64.35% in fiscal year 2017, compared to 67.43% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $211,610, including $2,949 in cash. As of December 31, 2016, the Company had $321,931 in total assets, including $227,060 in cash.
- *Net Income.* The Company has had net losses of $254,105 and net losses of $173,512 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $374,631 for the fiscal year ended December 31, 2017 and $297,947 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $90,000 in debt and $447,688 in equity.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Proof of Concept, LLC cash in hand is $53,218.79, as of April 2018. Over the last three months, revenues have averaged $51,000/month, cost of goods sold has averaged $11,500/month, and operational expenses have averaged $47,800/month, for an average burn rate of $8,300 per month. Our intent is to be profitable in 9 months.

We are moving into a new space and building out a tasting room. We have also made some personnel changes and are cutting fdsexpenses to get to break even.

We expect revenues to increase 5-15% over the next 3-6 months with expenses staying flat. The addition of our tasting room will provide for additional revenue and marketing exposure going forward.

Net Margin: -37%

Gross Margin: 64%

Return on Assets: -120%

Earnings per Share: -$563.43

Revenue per Employee: $227,340

Cash to Assets: 1%

Revenue to Receivables: 678%

Debt Ratio: 177%

2016_Barrows_Intense_Reviewe...

Proof_Of_Concept_LLC_Financi...

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Thank You!

From the Barrow's Intense Team



Josh Morton
CEO



Eve Alintuck
Vice President



Danielle Hengge
Manager of Intensity



Roberto Serralles
Advisor



David Pickerell
Advisor



Jeffery McInnis
Advisor



Lindsey Johnson
Advisor



Mauro Pennella
Advisor



Julie Smith
Advisor

Details

The Board of Directors

None.

Officers

OFFICER	TITLE	JOINED
Joshua E Morton	President	2011

Voting Power

HOLDER	SECURITIES HELD	VOTING POWER
Joshua E. Morton	Class A Common Units	89.0%

Past Equity Fundraises

DATE	AMOUNT	SECURITY	EXEMPTION
11/2016	$146,000	Preferred Stock	Section 4(a)(2)

The use of proceeds is to fund general operations.

Outstanding Debts

LENDER	ISSUED	AMOUNT	OUSTANDING	INTEREST	MATURITY	CURRENT?
Maxwell Morton	11/29/2017	$90,000	$90,000	2.14%	07/01/2023	Yes

Related Party Transactions

None.

Capital Structure

CLASS OF SECURITY	SECURITIES (OR AMOUNT) AUTHORIZED	SECURITIES (OR AMOUNT) OUTSTANDING	VOTING RIGHTS
Common Units (Class C)	500,000	301,688	No
Common Units (Founders)	4,000,000	4,000,000	Yes
Preferred Units (Series A)	500,000	146,000	Yes

	SECURITIES RESERVED FOR ISSUANCE UPON EXERCISE OR CONVERSION
Warrants:	0
Options:	0

Risks

The founder still has part time management responsibilities for his previous computer consulting company(JEM CONSULTING). While he is currently in the process of winding down JEM Consulting and expects to transition the remainder of its clients to other consultant partners over the next year, there will be some distraction from Barrows Intense operations.

Major disruption to ginger supply due to global crisis or weather event

Serralles USA is our national distribution partner. If a disruption within the organization affected our distribution footprint. i.e., key personnel or financial issues, it would negatively impact our sales.

Potential mergers, consolidation or major supplier realignments

A directly competitive product introduced by a major spirits supplier

Description of Securities for Prior Reg CF Raise

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Minority Ownership

An Investor will hold non-voting units, and therefore has no control or influence over the governance and operations of the Company, other than with respect to limited decisions as prescribed by law. With respect to those limited decisions, the Investors will hold a minority position, and as such, will have very little or no control or influence over such decisions. The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board of Managers, and the Investor will have no independent right to name or remove an officer or member of the Board of Managers of the Company. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Exercise of Rights Held by Principal Shareholders

As holders of a majority-in-interest of voting rights in the Company, the principal unitholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other unitholders, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor. For example, the principal unitholders may change the terms of the operating agreement for the Company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The principal unitholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to Investors but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns. Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see any returns.

Restrictions on Transfer

The securities offered via Regulation Crowdfunding may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

- to the issuer;
- to an accredited investor;
- as part of an offering registered with the U.S. Securities and Exchange Commission; or
- to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

Valuation Methodology for Prior Reg CF Raise

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

Company

Proof of Concept, LLC

- New York Limited Liability Company
- Organized April 2011
- 3 employees

67 35th St.
C405
Brooklyn NY 11232

http://barrowsintense.com

Business Description

Refer to the Barrow's Intense profile.

EDGAR Filing

The Securities and Exchange Commission hosts the official version of this annual report on their EDGAR web site. It looks like it was built in 1989.

Compliance with Prior Annual Reports

Barrow's Intense has previously not complied with the reporting requirements under Rule 202 of Regulation Crowdfunding.

The issuer failed to filed a 2016 annual report.

All prior investor updates

You can refer to the company's updates page to view all updates to date. Updates are for investors only and will require you to log in to the Wefunder account used to make the investment.

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Joshua Morton

Owner/Founder at Proof of Concept, LLC.

Greater New York City Area | Information Technology and Services

Current	Proof of Concept, LLC., JEM Consulting
Previous	Addison Design Company, Michael Peters Design Group, London, UK
Education	Syracuse University

Send Joshua InMail

500+ connections

https://www.linkedin.com/in/jemconsulting

Contact Info

Background

Experience

Owner/Founder
Proof of Concept, LLC.
February 2013 – Present (3 years 5 months) | Brooklyn, NY

Proof of Concept is the producer of Barrow's Intense Ginger Liqueur.

Barrow's Intense Ginger Liqueur

Owner, President
JEM Consulting
1991 – Present (25 years)

JEM Consulting specializes in creating solutions to your specific business needs. We are not just developers but rather consultants that strive to find the best solution for your business. Based in NYC we pride ourselves on the long-term relationships we build with our customers. We look forward to building that relationship with your company.

4 recommendations, including:



Kok-Yong Tan
Network Wrangler, Reality Artisans, Inc.
Working with Josh was a joy. He was easy to work with and the requirements were clearly spelled out, which ensured a... View↓



Steve Ingkavet
Freelance Creative Director: Advertising,...
Josh has in-depth knowledge and a willingness to share it. Good guy to have around. View↓

2 more recommendations↓

Technology Specialist, Information Technology Manager
Addison Design Company
June 1991 – April 1994 (2 years 11 months)

Network/Systems: Hired to bring Addison into the electronic age. Designed and implemented Macintosh network. Managed growth and implementation strategy which enabled Addison to grow a 40+ Macintosh network in less than two years. Transformed the production process from traditional to electronic pre-press during the same period. Designed and supervised the relocation of the computer network to new offices. Established and maintained electronic links to clients and Addison's branch and international offices. Responsible for annual technology budget, and purchasing.
Special Projects: Transactional-based retail multimedia kiosk, interactive PhotoCD development, Corporate recruitment disk-based electronic literature, research of on-line opportunities, electronic prepress consulting, technical consulting for electronic implementation of corporate identity programs.

Macintosh Production, Training, and Consulting
Michael Peters Design Group, London, UK
March 1990 – August 1990 (6 months)

Skills

Top Skills

- 46 Mac
- 22 Networking
- 20 OS X
- 11 MySQL
- 10 User Experience
- 9 Social Media
- 8 FileMaker
- 8 Consulting
- 7 Strategy
- 7 Social Media Marketing

Joshua also knows about...

6 Mac OS · 6 Web Design · 5 iPhone · 5 Mobile Applications · 5 System Administration · 5 Adobe Creative Suite · 5 User Interface Design · 5 Multimedia · 4 Mac OS X · 4 Databases · 4 Servers · 4 Cloud Computing · 4 Creative Direction · 3 Small Business · 3 Consultancy · See 25+

Education

Syracuse University
BS, Advertising
1987 – 1991

Wellesley High School
1983 – 1987

Additional Info

- **Interests**

Skiing

Organizations

Additional Organizations

ACN, FSA

Recommendations

Received (4) Given (6)

Owner, President
JEM Consulting



Kok-Yong Tan
Network Wrangler, Reality Artisans, Inc.

“ Working with Josh was a joy. He was easy to work with and the requirements were clearly spelled out, which ensured a successful project completion.

May 18, 2008, Kok-Yong was a consultant or contractor to Joshua at JEM Consulting



Steve Ingkavet
Freelance Creative Director: Advertising, Integrated Marketing, App Development/Design

“ Josh has in-depth knowledge and a willingness to share it. Good guy to have around.

June 13, 2007, Steve was Joshua's client



Rob B Campbell
Executive Producer at Third Wheel

“ I have hired Josh as a FileMaker developer, and he is wonderful to work with. He provides great results and has an excellent "bedside manner" with clients. He is truly a "JEM".

June 9, 2007, Rob B was Joshua's client



Somerset Waters somerset.waters@gmail.com
Instructor at California State University, Dominguez Hills

“ Josh runs a tight ship. Excellent at focusing on the vital elements for a project, he efficiently moves forward, and keeps an elegant pace with his work.

January 21, 2007, Somerset worked indirectly for Joshua at JEM Consulting

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